                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 13, 2001


                         Commission File Number 0-12788


                          CASEY'S GENERAL STORES, INC.
             (Exact name of registrant as specified in its charter)


              IOWA                                              42-0935283
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                       ONE CONVENIENCE BLVD., ANKENY, IOWA
                    (Address of principal executive offices)


                                      50021
                                   (Zip Code)


                                 (515) 965-6100
              (Registrant's telephone number, including area code)


                                      NONE
                          (Former name, former address
                          if changed since last report)

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Item 5.  Other Events.

     In response to the SEC's recent adoption of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, Casey's General Stores, Inc. (the "Company") amended its insider trading policy on December 13, 2001 to permit its officers and other insiders to enter into trading plans or arrangements for systematic trading of the Company's Common Stock. The Company has been advised that Donald F. Lamberti, Chairman of the Board of Directors of the Company, has entered into such a trading plan, under which he will sell an aggregate of 451,500 shares of Common Stock at the rate of 3,500 shares per day, commencing January 9, 2002 and continuing through July 15, 2002, subject to a trading limit price. The Company anticipates that, as permitted by Rule 10b5-1 and the foregoing policy, other officers and insiders may establish similar trading plans in the future.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       CASEY'S GENERAL STORES, INC.


Date: January 3, 2002                  By: /s/ Jamie H. Shaffer
                                           -------------------------------------
                                           Jamie H. Shaffer, Vice President and
                                           Chief Financial Officer